EXHIBIT 99.4

SCHEDULE II—VALUATION AND QUALIFYING ACCOUNTS AND RESERVES

THE BLACK & DECKER CORPORATION AND SUBSIDIARIES
(MILLIONS OF DOLLARS)

DESCRIPTION	BALANCE AT BEGINNING OF PERIOD	ADDITIONS CHARGED TO COSTS AND EXPENSES	DEDUCTIONS		OTHER CHARGES ADD (DEDUCT)		BALANCE AT END OF PERIOD

Year Ended December 31, 2005
Reserve for doubtful accounts and cash discounts	$52.1	$87.2	$92.8	(a)	$(1.4)	(b)	$45.1

Year Ended December 31, 2004
Reserve for doubtful accounts and cash discounts	$47.4	$86.3	$93.0	(a)	$11.4	(b)	$52.1

Year Ended December 31, 2003
Reserve for doubtful accounts and cash discounts	$46.3	$70.5	$74.3	(a)	$4.9	(b)	$47.4

(a)     Accounts written off during the year and cash discounts taken by customers.

(b)     Primarily includes currency translation adjustments and amounts associated with acquired and divested businesses.